                                                                  CONFORMED COPY

                                  $300,000,000

                                    FIVE-YEAR
                                CREDIT AGREEMENT

                                   dated as of

                                  JULY 1, 1998

                                      among

                           THOMAS & BETTS CORPORATION

                             THE BANKS PARTY HERETO

                                       and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                    AS AGENT

                                 ---------------

                           J.P. MORGAN SECURITIES INC.
                                    ARRANGER

                       BANK OF AMERICA NATIONAL TRUST AND
                               SAVINGS ASSOCIATION

                         WACHOVIA BANK OF GEORGIA, N.A.,
                                    CO-AGENTS

                              TABLE OF CONTENTS

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                                                                                             PAGE
                                                                                             ----
                              ARTICLE 1 DEFINITIONS
SECTION 1.01.  DEFINITIONS......................................................................1
SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS.............................................14
SECTION 1.03.  TYPES OF BORROWINGS.............................................................15

                              ARTICLE 2 THE CREDITS


SECTION 2.01.  COMMITMENTS TO LEND.............................................................15
SECTION 2.02.  NOTICE OF COMMITTED BORROWING...................................................15
SECTION 2.03.  MONEY MARKET BORROWINGS.........................................................16
SECTION 2.04.  NOTICE TO BANKS; FUNDING OF LOANS...............................................20
SECTION 2.05.  NOTES...........................................................................21
SECTION 2.06.  MATURITY OF LOANS...............................................................21
SECTION 2.07.  INTEREST RATES..................................................................22
SECTION 2.08.  METHOD OF ELECTING INTEREST RATES...............................................24
SECTION 2.09.  FACILITY FEES...................................................................26
SECTION 2.10.  TERMINATION OR REDUCTION OF COMMITMENTS.........................................27
SECTION 2.11.  OPTIONAL PREPAYMENTS............................................................27
SECTION 2.12.  GENERAL PROVISIONS AS TO PAYMENTS...............................................27
SECTION 2.13.  FUNDING LOSSES..................................................................28
SECTION 2.14.  COMPUTATION OF INTEREST AND FEES................................................29
SECTION 2.15.  REGULATION D COMPENSATION.......................................................29
SECTION 2.16.  OPTIONAL INCREASE IN COMMITMENTS................................................29

                              ARTICLE 3 CONDITIONS

SECTION 3.01.  EFFECTIVENESS...................................................................31
SECTION 3.02.  BORROWINGS......................................................................32

                    ARTICLE 4 REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  CORPORATE EXISTENCE AND POWER...................................................32

SECTION 4.02.  CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO
                CONTRAVENTION..................................................................33






SECTION 4.03.  BINDING EFFECT..................................................................33
SECTION 4.04.  FINANCIAL INFORMATION...........................................................33
SECTION 4.05.  LITIGATION......................................................................34
SECTION 4.06.  COMPLIANCE WITH ERISA...........................................................34
SECTION 4.07.  ENVIRONMENTAL MATTERS...........................................................34
SECTION 4.08.  TAXES  .........................................................................34
SECTION 4.09.  SUBSIDIARIES....................................................................35
SECTION 4.10.  NO REGULATORY RESTRICTIONS ON BORROWING.........................................35
SECTION 4.11.  FULL DISCLOSURE.................................................................35
SECTION 4.12.  YEAR 2000.......................................................................35

                               ARTICLE 5 COVENANTS


SECTION 5.01.  INFORMATION.....................................................................36
SECTION 5.02.  PAYMENT OF TAXES................................................................38
SECTION 5.03.  MAINTENANCE OF PROPERTY; INSURANCE..............................................38
SECTION 5.04.  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE................................38
SECTION 5.05.  COMPLIANCE WITH LAWS............................................................39
SECTION 5.06.  INSPECTION OF PROPERTY, BOOKS AND RECORDS.......................................39
SECTION 5.07.  OPERATING CASH FLOW RATIO.......................................................39
SECTION 5.08.  DEBT   .........................................................................39
SECTION 5.09.  NEGATIVE PLEDGE.................................................................39
SECTION 5.10.  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.....................................40
SECTION 5.11.  USE OF PROCEEDS.................................................................41
SECTION 5.12.  TRANSACTIONS WITH AFFILIATES....................................................41

                               ARTICLE 6 DEFAULTS


SECTION 6.01.  EVENTS OF DEFAULT...............................................................42
SECTION 6.02.  NOTICE OF DEFAULT...............................................................44

                        ARTICLE 7 THE AGENT AND CO-AGENTS


SECTION 7.01.  APPOINTMENT AND AUTHORIZATION...................................................44
SECTION 7.02.  AGENT AND AFFILIATES............................................................44
SECTION 7.03.  ACTION BY AGENT.................................................................45
SECTION 7.04.  CONSULTATION WITH EXPERTS.......................................................45
SECTION 7.05.  LIABILITY OF AGENT..............................................................45
SECTION 7.06.  INDEMNIFICATION.................................................................45
SECTION 7.07.  CREDIT DECISION.................................................................46


SECTION 7.08.  SUCCESSOR AGENT.................................................................46
SECTION 7.09.  AGENT'S FEE.....................................................................46
SECTION 7.10.  CO-AGENTS.......................................................................46

                        ARTICLE 8 CHANGE IN CIRCUMSTANCES


SECTION 8.01.  BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR........................47
SECTION 8.02.  ILLEGALITY......................................................................47
SECTION 8.03.  INCREASED COST AND REDUCED RETURN...............................................48
SECTION 8.04.  TAXES  .........................................................................50
SECTION 8.05.  BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS.......................52
SECTION 8.06.  SUBSTITUTION OF BANK............................................................52

                             ARTICLE 9 MISCELLANEOUS


SECTION 9.01.  NOTICES.........................................................................52
SECTION 9.02.  NO WAIVERS......................................................................53
SECTION 9.03.  EXPENSES; INDEMNIFICATION.......................................................53
SECTION 9.04.  SET-OFFS........................................................................53
SECTION 9.05.  AMENDMENTS AND WAIVERS..........................................................54
SECTION 9.06.  SUCCESSORS; PARTICIPATIONS AND ASSIGNMENTS......................................55
SECTION 9.07.  DESIGNATED LENDERS..............................................................56
SECTION 9.08.  NO RELIANCE ON MARGIN STOCK.....................................................58
SECTION 9.09.  GOVERNING LAW; SUBMISSION TO JURISDICTION.......................................58
SECTION 9.10.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS........................................58
SECTION 9.11.  CONFIDENTIALITY.................................................................58

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

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

                                                                                             PAGE
                                                                                             ----
COMMITMENT SCHEDULE
PRICING SCHEDULE

EXHIBIT A - Note
EXHIBIT B - Money Market Quote Request
EXHIBIT C - Invitation for Money Market Quotes
EXHIBIT D - Money Market Quote
EXHIBIT E - Opinion of Counsel for the Borrower
EXHIBIT F - Opinion of Special Counsel for the Agent
EXHIBIT G - Assignment and Assumption Agreement
EXHIBIT H - Designation Agreement

     FIVE-YEAR CREDIT AGREEMENT dated as of July 1, 1998 among THOMAS & BETTS CORPORATION, the BANKS party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

     The parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

     SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

     "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

     "ACQUISITION RELATED SPECIAL CHARGES" means charges to income related specifically to acquisitions accounted for during the relevant period, including such items as (i) transaction costs, including fees of investment bankers, accounting fees, costs of appraisals, legal fees, loan syndication fees, debt refinancing and extinguishment costs, printing, filing fees, environmental assessment fees, change of control payments, hedging costs and due diligence costs, (ii) changes to accruals of the acquired company for such reserves as warranty, workers compensation, environmental, litigation, excess and obsolete inventory, idle assets, sales returns and allowances, retirement plans, retiree medical liability and the like and (iii) planned restructuring actions of the acquired company for such items as plant or product line relocation, plant closure, consolidation of manufacturing facilities with those of the Borrower or another Subsidiary of Borrower, consolidation of sales and administrative offices with those of the Borrower or another Subsidiary of the Borrower and the like. Other special charges not related to the acquisition shall be specifically excluded from this definition, including costs and accruals for restructuring or accrual charges of the Borrower for its operations other than those related to the acquisition.

     "ADJUSTED CD RATE" has the meaning set forth in Section 2.07(b).

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent, completed by such Bank and returned to the Agent (with a copy to the Borrower).

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "CONTROLLING PERSON") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

     "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "ASSESSMENT RATE" has the meaning set forth in Section 2.07(b).

     "ASSIGNEE" has the meaning set forth in Section 9.06(c).

     "BANK" means (i) each bank listed on the Commitment Schedule, (ii) each Assignee which becomes a Bank pursuant to Section 9.06(c), (iii) each Person which becomes a Bank pursuant to Section 2.16 and (iv) their respective successors.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "BASE RATE LOAN" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Section 2.08(a) or Article 8.

     "BORROWER" means Thomas & Betts Corporation, a Tennessee corporation, and its successors.

     "BORROWER'S 1997 FORM 10-K" means the Borrower's annual report on Form 10-K for 1997, as filed with the SEC pursuant to the Exchange Act.

     "BORROWER'S LATEST FORM 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended April 5, 1998, as filed with the SEC pursuant to the Exchange Act.

     "BORROWING" has the meaning set forth in Section 1.03.

     "CD BASE RATE" has the meaning set forth in Section 2.07(b).

     "CD LOAN" means a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "CD MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

     "CD RATE" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

     "CD REFERENCE BANKS" means Bank of America National Trust and Savings Association, Wachovia Bank of Georgia, N.A., and Morgan Guaranty Trust Company of New York.

     "CO-AGENT" means each of Bank of America National Trust and Savings Association and Wachovia Bank of Georgia, N.A., in its capacity as a Co-Agent in respect of this Agreement.

     "COMMITMENT" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite such Bank's name on the Commitment Schedule and (ii) with respect to any Assignee or other Person which becomes a Bank pursuant to Section 2.16 or 9.06(c), the amount of the transferor Bank's Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.10, 2.16 or 9.06(c); PROVIDED that, if the context so requires, the term "COMMITMENT" means the obligation of a Bank to extend credit up to such amount to the Borrower hereunder.

     "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

     "COMMITTED LOAN" means a loan made by a Bank pursuant to Section 2.01; PROVIDED that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "CONSOLIDATED DEBT" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "CONSOLIDATED NET WORTH" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries, determined as of such date.

     "CONSOLIDATED OPERATING CASH FLOW" means, for any fiscal quarter, the sum of the consolidated net income of the Borrower and its Consolidated Subsidiaries for such fiscal quarter plus, to the extent deducted in determining such consolidated net income for such fiscal quarter, depreciation and amortization; PROVIDED that Consolidated Operating Cash Flow for any period shall be adjusted to eliminate the effect of any Acquisition Related Special Charges during such period.

     "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "CONSOLIDATED TOTAL CAPITAL" means at any date Consolidated Debt plus Consolidated Net Worth, each determined as of such date.

     "CREDIT EXPOSURE" means, with respect to any Bank at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, the aggregate outstanding principal amount of its Loans at such time.

     "DEBT" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others Guaranteed by such Person; PROVIDED that in determining the amount of any item of Debt of such Person pursuant to this clause (vi), the amount of such Debt shall be equal to the lesser of (x) the amount of Debt of others that is Guaranteed and (y) the amount of such Guarantee.

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DESIGNATED LENDER" means, with respect to any Designating Bank, an Eligible Designee designated by it pursuant to Section 9.07(a) as a Designated Lender for purposes of this Agreement.

     "DESIGNATING BANK" means, with respect to each Designated Lender, the Bank that designated such Designated Lender pursuant to Section 9.07(a).

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; PROVIDED that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "DOMESTIC LOANS" means CD Loans or Base Rate Loans or both.

     "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section
2.07(b).

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

     "ELIGIBLE DESIGNEE" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

     "EURO-DOLLAR LOAN" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

     "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.07(c) on the basis of a London Interbank Offered Rate.

     "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of Bank of America National Trust and Savings Association, Wachovia Bank of Georgia, N.A. and Morgan Guaranty Trust Company of New York.

     "EURO-DOLLAR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "EVENTS OF DEFAULT" has the meaning set forth in Section 6.01.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

     "FIXED RATE LOANS" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

     "GROUP OF LOANS" means, at any time, a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time, (ii) all Euro-Dollar Loans having the same Interest Period at such time or (iii) all CD Loans having the same Interest Period at such time, PROVIDED that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

     "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives and by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "INDEMNITEE" has the meaning set forth in Section 9.03(b).

     "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending (i) one, two, three or six months thereafter or (ii) if each Bank shall have consented to the election by the Borrower of a longer period, which consent may be withheld by any Bank in its sole discretion, such longer period, in each case, as the Borrower may elect in such notice; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending (i) 30, 60, 90 or 180 days thereafter or (ii) if each Bank shall have consented to the election by the Borrower of a longer period, which consent may be withheld by any Bank in its sole discretion, such longer period, in each case, as the Borrower may elect in such notice; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

     (4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise (other than demand deposits).

     "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset; PROVIDED that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under GAAP shall be so treated hereunder and any asset which is so sold shall not be deemed subject to a Lien. It is understood that a contractual grant of a right of set-off does not create a Lien in the absence of an agreement to maintain a balance against which such right may be exercised.

     "LOAN" means a Committed Loan or a Money Market Loan and "LOANS" means Committed Loans or Money Market Loans or any combination of the foregoing.

     "LONDON INTERBANK OFFERED RATE" means, for any Interest Period, (i) the rate for deposits in Dollars for a period of time comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period or
(ii) if the rate set forth in (i) does not appear on the Telerate Page 3750, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the Reference Amount for a period of time comparable to such Interest Period. As used in this definition, the term "REFERENCE AMOUNT" shall mean (a) for purposes of determining the rate applicable to a Euro-Dollar Loan, the principal amount of the Euro-Dollar Loan of such Reference Bank to which such rate is to apply and (b) for purposes of determining the rate applicable to a Money Market LIBOR Loan, the principal amount of the Money Market LIBOR Borrowing to which such rate is to apply.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement and the Notes, or (iii) the validity or enforceability of this Agreement or any Note or the rights or remedies of the Agent or the Banks hereunder and thereunder.

     "MATERIAL DEBT" means Debt (other than the Notes) of the Borrower and/or one or more of its Significant Subsidiaries, arising in one or more related or unrelated transactions, in an outstanding aggregate principal amount exceeding $20,000,000.

     "MATERIAL PLAN" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $20,000,000.

     "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section
2.03(d).

     "MONEY MARKET ABSOLUTE RATE LOAN" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

     "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; PROVIDED that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "MONEY MARKET LIBOR LOAN" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including any such loan bearing interest at the Base Rate pursuant to Section 8.01).

     "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d)(ii)(C).

     "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in
Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in
Section 2.08.

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARTICIPANT" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

     "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "PRIOR AGREEMENT" means the Credit Agreement dated as of March 29, 1995 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as agent for such banks, as amended to the Effective Date.

     "QUARTERLY PAYMENT DATES" means each April 15, July 15, October 15 and January 15.

     "REFERENCE BANKS" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "REFERENCE BANK" means any one of such Reference Banks.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REQUIRED BANKS" means, at any time, Banks having more than 50% in aggregate amount of the Credit Exposures at such time.

     "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but not including the Termination Date.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary which would constitute a "SIGNIFICANT SUBSIDIARY" of the Borrower under Rule 1-02 of Regulation S-X promulgated by the SEC.

     "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

     "TERMINATION DATE" means June 30, 2003, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "TOTAL BORROWED FUNDS" means, at any date, the aggregate principal amount of Debt of the Borrower and its Consolidated Subsidiaries of the type referred to in clauses (i), (ii) and (iv) of the definition thereof, determined on a consolidated basis as of such date.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "UNITED STATES" means the United States of America.

     SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; PROVIDED that, if the Borrower notifies the Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Agent notifies the Borrower that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Banks.

     SECTION 1.03. TYPES OF BORROWINGS. The term "BORROWING" denotes (i) the aggregation of Loans made or to be made to the Borrower by one or more Banks pursuant to Article 2 on the same day, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period or (ii) if the context so requires, the borrowing of such Loans. Borrowings are classified for purposes hereof either (i) by reference to the pricing of Loans comprising such Borrowing (E.G., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or (ii) by reference to the provisions of Article 2 under which participation therein is determined
(I.E., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which one or more Banks participate on the basis of their bids).

                                    ARTICLE 2

                                   THE CREDITS

     SECTION 2.01. COMMITMENTS TO LEND. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Revolving Credit Period; PROVIDED that, immediately after each such loan is made, (i) the aggregate outstanding principal amount of such Bank's Committed Loans shall not exceed its Commitment and (ii) the aggregate outstanding principal amount of all the Loans shall not exceed the aggregate amount of the Commitments. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available within the limitations in the foregoing proviso) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.11 and reborrow at any time during the Revolving Credit Period under this Section.

         SECTION 2.02. NOTICE OF COMMITTED BORROWING. The Borrower shall give the Agent notice (a "NOTICE OF COMMITTED BORROWING") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (b)  the aggregate amount of such Borrowing;

          (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate; and

          (d) in the case of a CD Borrowing or a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     SECTION 2.03. MONEY MARKET BORROWINGS. (a) THE MONEY MARKET OPTION. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower from time to time during the Revolving Credit Period. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day before the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

     (c) INVITATION FOR MONEY MARKET QUOTES. Promptly after receiving a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this Section 2.03(d) and must be submitted to the Agent by telex or facsimile at its address specified in or pursuant to Section 9.01 not later than (x) 4:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour before the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes before the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall not be revocable except with the written consent of the Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be substantially in the form of Exhibit D hereto and shall in any case specify:

               (A) the proposed date of Borrowing,

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000,

          (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "MONEY MARKET MARGIN") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000 of 1%) to be added to or subtracted from such base rate,

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000 of 1%) (the "MONEY MARKET ABSOLUTE RATE") offered for each such Money Market Loan, and

               (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

           (iii) Any Money Market Quote shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection 2.03(d)(ii) above;

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

               (D) arrives after the time set forth in subsection 2.03(d)(i).


     (e) NOTICE TO BORROWER. The Agent shall promptly notify the Borrower of the terms of (i) any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(d) and (ii) any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market
Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.03(e). In the case of acceptance, such notice (a "NOTICE OF MONEY MARKET BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000;

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be;

          (iv) the Borrower may not accept any offer that is described in subsection 2.03(d)(iii) or that otherwise fails to comply with the requirements of this Agreement; and

          (v) immediately after such Money Market Borrowing is made, the aggregate outstanding principal amount of the Loans shall not exceed the aggregate amount of the Commitments.

     (g) ALLOCATION BY AGENT. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     SECTION 2.04. NOTICE TO BANKS; FUNDING OF LOANS. (a) Promptly after receiving a Notice of Borrowing, the Agent shall notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

     (c) Unless the Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with Section 2.04(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.07 and (ii) if such amount is repaid by such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Bank shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     SECTION 2.05. NOTES. (a) The Borrower's obligation to repay the Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

     (b) Each Bank may, by notice to the Borrower and the Agent, request that the Borrower's obligation to repay such Bank's Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it relates solely to Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Promptly after it receives each Bank's Note pursuant to
Section 3.01(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED that a Bank's failure to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     SECTION 2.06. MATURITY OF LOANS. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

     (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the last day of the Interest Period applicable to such Borrowing.

     SECTION 2.07. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; PROVIDED that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest for each day during such Interest Period at the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the Base Rate for such day and (ii) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan on the day before such payment was due.

     The "ADJUSTED CD RATE" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                [CDBR]*
                       ACDR = ---------- +AR
                              [1.00-DRP]

                    ACDR   =        Adjusted CD Rate
                    CDBR   =        CD Base Rate
                    DRP    =        Domestic Reserve Percentage
                    AR     =        Assessment Rate

* The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

     The "CD BASE RATE" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by
(y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause 8.01(a) or 8.01(b) shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

     (e) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall promptly notify the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     SECTION 2.08. METHOD OF ELECTING INTEREST RATES. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.08(d) and the provisions of Article 8), as follows:

               (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

               (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day or continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans; and

               (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or convert such Loans to CD Loans as of any Euro-Dollar Business Day or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans of one type to Domestic Loans of the other type or are CD Loans to be continued as CD Loans for an additional Interest Period, in which case such notice shall be delivered to the Agent not later than 10:30 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of CD Loans or Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b) Each Notice of Interest Rate Election shall specify:

               (i) the Group of Loans (or portion thereof) to which such notice applies;

               (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.08(a) above;

               (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be CD Loans or Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

               (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.08(a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     (d) The Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, CD Loans or Euro-Dollar Loans if (i) the aggregate principal amount of any Group of CD Loans or Euro-Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

     (e) If any Committed Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

     (f) A conversion or continuation pursuant to this Section 2.08 is not a Borrowing.

     SECTION 2.09. FACILITY FEES. The Borrower shall pay to the Agent, for the account of the Banks ratably in proportion to their Credit Exposures, a facility fee calculated for each day at the Facility Fee Rate for such day (determined in accordance with the Pricing Schedule) on the aggregate amount of the Credit

Exposures on such day. Such facility fee shall accrue for each day from and including the Effective Date to but excluding the day on which the Credit Exposures are reduced to zero. Fees accrued for the account of the Banks under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Commitments terminate in their entirety (and, if later, on the day on which the Credit Exposures are reduced to zero).

     SECTION 2.10. TERMINATION OR REDUCTION OF COMMITMENTS. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Promptly after receiving a notice pursuant to this subsection, the Agent shall notify each Bank of the contents thereof.

     (b) Unless previously terminated, the Commitments shall terminate in their entirety on the Termination Date.

     SECTION 2.11. OPTIONAL PREPAYMENTS. (a) Subject in the case of Fixed Rate Loans to Section 2.13, the Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay the Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01),
(ii) upon at least two Domestic Business Days' notice to the Agent, prepay any Group of CD Loans or (iii) upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans (or such Money Market Borrowing).

     (b) Except as provided in Section 2.11(a) above, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan before the maturity thereof.

     (c) Promptly after receiving a notice of prepayment pursuant to this Section, the Agent shall notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.12. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or any payment of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Borrower notifies the Agent before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance on such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.13. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loan after notice has been given to any Bank in accordance with Section 2.04(a), 2.08(c) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including

(without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; PROVIDED that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of clearly demonstrable error.

     SECTION 2.14. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.15. REGULATION D COMPENSATION. If and so long as a reserve requirement of the type described in the definition of "Euro-Dollar Reserve Percentage" is prescribed by the Board of Governors of the Federal Reserve System (or any successor), each Bank subject to such requirement may require the Borrower to pay, contemporaneously with each payment of interest on each of such Bank's Euro-Dollar Loans, additional interest on such Euro-Dollar Loan at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one MINUS the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such Bank gives such notice and
(y) shall notify the Borrower at least five Euro-Dollar Business Days before each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section. It is understood that (x) no additional interest is payable under this Section in respect of Euro-Dollar Loans not paid when due and (y) amounts claimed by any Bank under this Section shall be based on an assumed level of reserves maintained by it which is consistent with such Bank's good faith estimate of the actual level at which the related reserves are required to be maintained by it over time.

     SECTION 2.16. OPTIONAL INCREASE IN COMMITMENTS. (a) At any time (but not more than twice in any calendar year), if no Default shall have occurred and be continuing, the Borrower may, upon at least 30 days' notice to the Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount which (i) is not less than $10,000,000 and (ii) when combined with the aggregate amount by which the Commitments have theretofore been increased pursuant to this
Section 2.16, does not exceed $100,000,000 (the amount of any such increase, the "INCREASED COMMITMENTS"). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice to elect by notice to the Borrower and the Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing. Any Bank not responding within 15 days of receipt of such notice shall be deemed to have declined to increase its Commitment.

     (b) If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may, within 10 days of the Banks' response, designate one or more of the existing Banks or other financial institutions acceptable to the Agent and the Borrower (which consent of the Agent shall not be unreasonably withheld) which at the time agree to (i) in the case of any such Person that is an existing Bank, increase its Commitment and (ii) in the case of any other such Person (an "ADDITIONAL BANK"), become a party to this Agreement. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

     (c) An increase in the aggregate amount of the Commitments pursuant to this
Section 2.16 shall become effective upon the receipt by the Agent of (i) an agreement in form and substance satisfactory to the Agent signed by the Borrower, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof and (ii) such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Agent may reasonably request.

     (d) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.16 that is not pro rata among all Banks, within five Domestic Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of Euro-Dollar Loans or CD Loans then outstanding, the Borrower shall prepay such Group in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Committed Loans from the Banks in proportion to their respective

Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.



                                    ARTICLE 3

                                   CONDITIONS

     SECTION 3.01. EFFECTIVENESS. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

     (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of
Section 2.05;

     (c) receipt by the Agent of an opinion of Milbank, Tweed, Hadley & McCloy, special counsel for the Borrower, substantially in the form of Exhibit E-1 hereto, and of an opinion of Jerry Kronenberg, counsel for the Borrower, substantially in the form of Exhibit E-2 hereto;

     (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto;

     (e) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent; and

     (f) receipt by the Agent of evidence satisfactory to it of the payment of all principal of and interest on loans outstanding under the Prior Agreement (other than any "MONEY MARKET LOANS" outstanding under the Prior Agreement and held by Banks party to this Agreement, which shall remain outstanding with the same terms as to amount, interest and maturity established pursuant to the Prior Agreement but which shall for purposes of this Agreement be deemed to be

Money Market Loans made hereunder), together with facility fees thereunder accrued to the Effective Date and all other amounts payable thereunder; PROVIDED that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than July 10, 1998. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Borrower and each of the Banks which is a party to the Prior Agreement, comprising the "REQUIRED BANKS" as defined in the Prior Agreement, hereby agree that the commitments of the banks under the Prior Agreement shall terminate on and as of the Effective Date, without further action by any party to the Prior Agreement.

     SECTION 3.02. BORROWINGS. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

      (a) receipt by the Agent of a Notice of Borrowing as required by
Section 2.02 or 2.03, as the case may be;

      (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

      (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

      (d) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses 3.02(b), 3.02(c) and 3.02(d) of this Section.

                                ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     SECTION 4.1. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Tennessee, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by proper corporate action on the part of the Borrower, require no action by or in respect of, or filing with, any governmental body, agency or official (other than as may be required of any particular Bank) and do not contravene, or constitute a default under, any provision of law or regulation applicable to the Borrower or of the charter or by-laws of the Borrower, any instrument or agreement evidencing or governing Debt of the Borrower or any of its Significant Subsidiaries or of any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to the availability of equitable remedies if equitable remedies are sought.

     SECTION 4.04. FINANCIAL INFORMATION.

     (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 28, 1997 and the related consolidated statements of earnings, cash flows and shareholders' equity for the fiscal year then ended, reported on by KPMG Peat Marwick LLP, and set forth in the Borrower's 1997 Form 10-K, a copy of which has been made available to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 5, 1998 and the related unaudited consolidated statements of earnings, cash flows and shareholders' equity for the three months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been made available to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection 4.04(a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

     (c) Since April 5, 1998, there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     SECTION 4.05. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement or the Notes.

     SECTION 4.06. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA within the preceding five years.

     SECTION 4.07. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Significant Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs. On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     SECTION 4.08. TAXES. United States federal income tax returns of the Borrower and its Consolidated Subsidiaries have been examined and closed through the fiscal year ended January 3, 1992. The Borrower and its Significant Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any material assessment received by the Borrower or any Significant Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate in all material respects.

     SECTION 4.09. SUBSIDIARIES. Each of the Borrower's Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     SECTION 4.10. NO REGULATORY RESTRICTIONS ON BORROWING. The Borrower is not (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

     SECTION 4.11. FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, when taken together, true and accurate in all material respects on the date as of which such information is stated or certified or in the case of projections, based upon reasonable estimates.

     SECTION 4.12. YEAR 2000. The measures taken by the Borrower and its Subsidiaries to address the impact of the year 2000 on its computer systems and related matters are described in the Borrower's periodic reports filed with the Securities and Exchange Commission. The Borrower has reasonably concluded that the cost of such measures and of the reasonably foreseeable consequences of year 2000 will not have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries considered as a whole.

                                 ARTICLE 5

                                 COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.01. INFORMATION. The Borrower will make available to each of the Banks:

     (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings, cash flows and shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on, in a manner acceptable to the Securities and Exchange Commission, by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer, the chief accounting officer or the Treasurer of the Borrower;

     (c) no later than 10 Domestic Business Days after the filing with the Securities and Exchange Commission of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above, a certificate of the chief financial officer, the chief accounting officer or the Treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.08, inclusive, and Section 5.10 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer or the Treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

     (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which may reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the chief accounting officer or the Treasurer of the Borrower setting forth details as to such occurrence and action, if any, which the

Borrower or applicable member of the ERISA Group is required or proposes to take;

     (h) promptly upon obtaining knowledge of any change in the long-term debt rating assigned to the Borrower by Moody's or S&P, notice of such change; and

     (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

Information required to be delivered pursuant to Sections 5.01(a), 5.01(b), 5.01(e) or 5.01(f) above shall be deemed to have been delivered on the date on which such information has been posted on the Securities and Exchange Commission website on the Internet.

     SECTION 5.02. PAYMENT OF TAXES. The Borrower will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before the due date, all material taxes, assessments and governmental charges or levies upon it or its property or assets, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     SECTION 5.03. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Borrower will keep, and will cause each Significant Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will, and will cause each of its Significant Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

     SECTION 5.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises material to the normal conduct of business; PROVIDED that nothing in this Section 5.04 shall prohibit the sale, disposition, merger, consolidation or termination of the corporate existence of any Subsidiary if (i) the Borrower in good faith reasonably determines that such sale, disposition, merger, consolidation or termination is in the best interest of the Borrower AND (ii) such sale, disposition, merger, consolidation or termination is otherwise permitted under this Agreement.

     SECTION 5.05. COMPLIANCE WITH LAWS. The Borrower will comply, and cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith or the failure to be in compliance is not materially adverse to the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which complete and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times, upon reasonable prior notice as often as may reasonably be desired.

     SECTION 5.07. OPERATING CASH FLOW RATIO. At no date shall the ratio of
(i) Consolidated Operating Cash Flow for the four most recent consecutive fiscal quarters of the Borrower ended on or most recently prior to such date to (ii) Total Borrowed Funds as of such date, be less than .2.

     SECTION 5.08. DEBT. Consolidated Debt will at no time exceed 55% of Consolidated Total Capital.

     SECTION 5.09. NEGATIVE PLEDGE. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

           (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $60,000,000;

           (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

           (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 180 days after the acquisition or construction thereof;

           (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

           (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

           (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, PROVIDED that such Debt is not increased and is not secured by any additional assets;

           (g) Liens arising in the ordinary course of its business which (i) do not secure Debt and (ii) do not secure any single obligation (or class of obligations having a common cause) in an amount exceeding $50,000,000; and

           (h) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not exceeding 10% of Consolidated Net Worth.

     SECTION 5.10. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. (a) The Borrower will not (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; PROVIDED that the Borrower may merge with another Person if (1) either (x) the Borrower is the corporation surviving such merger or (y) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or to which properties and assets of the Borrower are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume (by an instrument reasonably satisfactory in form to the Required Banks, accompanied by such legal opinions with respect thereto as the Required Banks may reasonably request) the due and punctual payment of the principal of and interest on the Loans and of all other amounts payable by the Borrower hereunder, and the due and punctual performance and observance of all the terms, covenants, agreements and conditions of this Agreement to be performed or observed by the Borrower to the same extent as if such surviving or acquiring corporation had been the original issuer of the Notes and (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

     (b) Neither the Borrower nor any Subsidiary will sell or otherwise transfer any accounts receivable or other rights to receive income, except pursuant to one or more accounts receivable purchase facilities provided that the aggregate unreimbursed purchase price under all such facilities does not at any time exceed $250,000,000.

     SECTION 5.11. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower for the Borrower's general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "MARGIN STOCK" within the meaning of Regulation U.

     SECTION 5.12. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; PROVIDED, HOWEVER, that the foregoing provisions of this Section shall not prohibit (a) the Borrower from declaring or paying any lawful dividend, (b) the Borrower or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate,
(c) the Borrower or
any Subsidiary from making payments of principal, interest and premium on any Debt of the Borrower or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Borrower or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate, (d) the Borrower or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates and (e) the Borrower or any Subsidiary from making payments to their respective directors and executive officers in the ordinary course of business.



                                    ARTICLE 6

                                    DEFAULTS

     SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.12, inclusive;

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause 6.01(a) or 6.01(b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

     (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Borrower or any Significant Subsidiary shall fail to make any payment in respect of any Material Debt when due (including any applicable grace period);

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $20,000,000;

     (j) a judgment or order for the payment of money in excess of $20,000,000 shall be rendered against the Borrower or any Significant Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

     (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower or who were recommended for election or elected to succeed such directors by a majority of such directors; then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; PROVIDED that in the case of any of the Events of Default specified in clause 6.01(g) or 6.01(h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


     SECTION 6.02. NOTICE OF DEFAULT. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof. Failure of any Bank to request or of the Agent to give such notice to the Borrower pursuant to this Section shall not constitute a waiver of any failure of the Borrower to observe or perform any of its covenants or agreements hereunder.



                                    ARTICLE 7

                             THE AGENT AND CO-AGENTS

     SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.02. AGENT AND AFFILIATES. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent.

     SECTION 7.03. ACTION BY AGENT. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     SECTION 7.04. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05. LIABILITY OF AGENT. None of the Agent, its affiliates and their respective directors, officers, agents and employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agent, its affiliates and their respective directors, officers, agents and employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "AGENT" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     SECTION 7.06. INDEMNIFICATION. The Banks shall, ratably in proportion to their Credit Exposures, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     SECTION 7.07. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance on the Agent, any Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08. SUCCESSOR AGENT. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent resigns as Agent hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was Agent.

     SECTION 7.09. AGENT'S FEE. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Agent.

     SECTION 7.10. CO-AGENTS. Nothing in this Agreement shall impose any liability or obligation whatsoever on any Co-Agent acting in such capacity.



                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

     SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or before the first day of any Interest Period for any CD Loans, Euro-Dollar Loans or Money Market LIBOR Loan:

               (a) the Agent is advised by the Reference Banks that deposits in dollars in the applicable amounts are not being offered to the Reference Banks in the relevant market for such Interest Period, or

               (b) in the case of CD Loans or Euro-Dollar Loans, Banks having more than 50% in aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such affected Borrowing is a CD Borrowing or Euro Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such affected Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest
Period applicable thereto at the Base Rate for such day.

     SECTION 8.02. ILLEGALITY. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

     SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the

Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) If any Bank fails to give the notice required by subsection 8.03(c) above within 90 days after it obtains actual knowledge of any event entitling such Bank to compensation pursuant to this Section 8.03, such Bank shall, with respect to compensation payable pursuant to this Section 8.03 in respect of any costs resulting from such event, only be entitled to payment under this Section
8.03 for costs incurred from and after the date 90 days prior to the date that such Bank does give such notice.

     SECTION 8.04. TAXES. (a) For the purposes of this Section, the following terms have the following meanings:

     "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Bank and the Agent, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or, in the case of a Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Bank under the laws and treaties in effect when such Bank first becomes a party to this Agreement.

     "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note.

     (b) All payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; PROVIDED that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall promptly furnish to the Agent, at its address specified in or pursuant to Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor. Notwithstanding this Section 8.04, if a Bank or the Agent receives any notice from the relevant taxing authority asserting the imposition of any Taxes or Other Taxes or otherwise becomes aware of any assertion or imposition of Taxes or Other Taxes and fails to notify the Borrower promptly of such assertion or imposition, the Borrower shall have no obligation to indemnify such Bank or the Agent for any penalties, interest or expenses arising from such Taxes or Other Taxes incurred during the period before such Bank or the Agent so notifies the Borrower and after such Bank or the Agent receives notification from the relevant taxing authority or becomes aware of such assertion or imposition.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Bank listed on the signature pages hereof and before it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide each of the Borrower and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Borrower or the Agent with the appropriate form referred to in Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; PROVIDED that if a Bank, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall furnish such information and documents as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section as a result of a change in law or treaty occurring after such Bank first became a party to this Agreement, then such Bank will, at the Borrower's request, change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is not otherwise disadvantageous to such Bank.

     SECTION 8.05. BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If
(i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted to) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related CD Loans or Euro-Dollar Loans of the other Banks. If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to any related CD Loans or Euro-Dollar Loans of the other Banks.

     SECTION 8.06. SUBSTITUTION OF BANK. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.



                                    ARTICLE 9

                                  MISCELLANEOUS

     SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; PROVIDED that notices to the Agent under Article 2 or Article 8 shall not be effective until received.

     SECTION 9.02. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03. EXPENSES; INDEMNIFICATION. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including the fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     SECTION 9.04. SET-OFFS. (a) If (i) an Event of Default has occurred and is continuing and (ii) Banks holding more than 50% in aggregate unpaid principal amount of the Loans have requested the Agent to declare the Loans to be immediately due and payable pursuant to Section 6.01, or the Loans have become immediately due and payable without notice as provided in Section 6.01, then each Bank is hereby authorized by the Borrower at any time and from time to time, to the extent permitted by applicable law, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the account of the Borrower against any obligations of the Borrower to such Bank now or hereafter existing under this Agreement, regardless of whether any such deposit or other obligation is then due and payable or is in the same currency or is booked or otherwise payable at the same office as the obligation against which it is set off and regardless of whether such Bank shall have made any demand for payment under this Agreement. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; PROVIDED that any failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this subsection are in addition to any other rights and remedies which the Banks may have.

     (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness in respect of the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall:

               (a) unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except (x) as contemplated by Section 2.16 or 8.06 and (y) for a ratable decrease in the Commitments of all the Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; or

               (b) unless signed by a Designated Lender or its Designating Bank, subject such Designated Lender to any additional obligation or affect its rights hereunder (unless the rights of all the Banks hereunder are similarly affected).

     SECTION 9.06. SUCCESSORS; PARTICIPATIONS AND ASSIGNMENTS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. If a Bank grants any such participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. An assignment or other transfer which is not permitted by
Section 9.06(c) or 9.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto signed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld) and the Agent; PROVIDED that (i) if an Assignee is an affiliate of such transferor Bank or was a Bank immediately before such assignment, no such consent shall be required but notice of such assignment shall be promptly provided to the Borrower and (ii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. When such instrument has been signed and delivered by the parties thereto and such Assignee has paid to such transferor Bank the purchase price agreed between them, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights and no Designated Lender designated by any Designating Bank shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank or Designating Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

     SECTION 9.07. DESIGNATED LENDERS. (a) Subject to the provisions of this
Section 9.07(a), any Bank may from time to time elect to designate an Eligible Designee to provide all or a portion of the Loans to be made by such Bank pursuant to this Agreement; PROVIDED that such designation shall not be effective unless the Borrower and the Agent consent thereto. When a Bank and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit H hereto (a "DESIGNATION AGREEMENT") and the Borrower and the Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Bank shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Loans to be made by such Designating Bank pursuant to
Section 2.01 or 2.03, and the making of such Loans or portions thereof shall satisfy the obligation of the Designating Bank to the same extent, and as if, such Loans or portion thereof were made by the Designating Bank. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement and otherwise; PROVIDED that (x) its voting rights under this Agreement shall be exercised solely by the Designating Bank and (y) its Designating Bank shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. No additional Note shall be required to evidence Loans or portions thereof made by a Designated Lender; and the Designating Bank shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Bank shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Bank as administrative agent for such Designated Lender and neither the Borrower nor the Agent shall be responsible for any Designating Bank's application of such payments. In addition, any Designated Lender may (i) with notice to, but without the prior written consent of the Borrower or the Agent, assign all or portions of its interest in any Loans to its Designating Bank or to any financial institutions consented to by the Borrower and the Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by such Designated Lender and (ii) disclose any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender; PROVIDED that the recipient shall have agreed to comply with the provisions of Section 9.11 hereof.

     (b) Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Bank for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 9.07(b) shall survive the termination of this Agreement.

     SECTION 9.08. NO RELIANCE ON MARGIN STOCK. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.09. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

     SECTION 9.10. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Agent has received, from each of the parties listed on the signature pages hereof, a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to the Agent confirming that such party has signed a counterpart hereof.

     SECTION 9.11. CONFIDENTIALITY. The Agent and each Bank agrees to keep any information delivered or made available by the Borrower pursuant to this Agreement confidential from anyone other than persons employed or retained by such Bank who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; PROVIDED that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation to which the Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder,
(h) to such Bank's or Agent's legal counsel and independent auditors and
(i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 THOMAS & BETTS CORPORATION


                                 By: /s/ Fred R. Jones
                                    -----------------------------------------
                                    Title: Vice President - Finance & Treasurer
                                    Address: 8155 T&B Boulevard
                                             Memphis, Tennessee  38125
                                    Facsimile number: 901-252-1354



                                 MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK, as Agent


                                 By: /s/ John M. Mikolay
                                    -----------------------------------------
                                    Title:  Vice President


                                      59

                                    Address: 60 Wall Street
                                             New York, NY 10260
                                    Facsimile: 212-648-5014



                                 BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION


                                 By: /s/ Deirdre B. Doyle
                                    -----------------------------------------
                                    Title:  Vice President



                                 WACHOVIA BANK, N.A.


                                 By: /s/ Charles Dee O'Dell II
                                    -----------------------------------------
                                    Title:  Senior Vice President



                                 ABN AMRO BANK N.V.


                                 By: /s/ Patrick Thom
                                    -----------------------------------------
                                    Title:  Vice President



                                 By: /s/ Robert Budnek
                                    -----------------------------------------
                                    Title:  Vice President


                                 THE BANK OF NOVA SCOTIA


                                 By: /s/ F.C.H. Ashby
                                    -----------------------------------------
                                    Title:  Senior Manager Loan Operations



                                 CIBC INC.


                                 By: /s/ Cyd Petre
                                    -----------------------------------------
                                    Title:  Executive Director
                                            CIBC Oppenheimer Corp., as Agent



                                 DEUTSCHE BANK AG, NEW YORK
                                    AND/OR CAYMAN ISLANDS BRANCH


                                 By: /s/ Hans-Josef Thiele
                                    -----------------------------------------
                                    Title:  Director



                                 By: /s/ Belinda J. Wheeler
                                    -----------------------------------------
                                    Title:  Vice President



                                 FIRST UNION NATIONAL BANK


                                 By: /s/ Andrew C. Tompkins
                                    -----------------------------------------
                                    Title:  Vice President



                                 SUNTRUST BANK, NASHVILLE, N.A.


                                 By: /s/ Bryan W. Ford
                                    -----------------------------------------
                                    Title:  Vice President



                                 THE NORTHERN TRUST COMPANY


                                 By: /s/ Christina L. Jakuc
                                    -----------------------------------------
                                    Title:  Second Vice President



                                 BANCA NAZIONALE DEL LAVORO S.P.A.,
                                    NEW YORK BRANCH


                                 By: /s/ Leonardo Valentini
                                    -----------------------------------------
                                    Title:  First Vice President



                                 By: /s/ Miguel J. Medida
                                    -----------------------------------------
                                    Title:  Vice President


                                 THE BANK OF NEW YORK


                                 By: /s/ John V. Yancey
                                    -----------------------------------------
                                    Title:  Vice President



                                 THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                    ATLANTA AGENCY


                                 By: /s/ William L. Otott Jr.
                                    -----------------------------------------
                                    Title:  Vice President



                                 FIRST AMERICAN NATIONAL BANK


                                 By: /s/ William R. Stutts
                                    -----------------------------------------
                                    Title:  Senior Vice President


                                 KBC BANK N.V.

                                 By: /s/ Robert Snauffer
                                    -----------------------------------------
                                    Title:  Vice President



                                 By: /s/ Marcel Claes
                                    -----------------------------------------
                                    Title:  Deputy General Manager



                                 THE SUMITOMO BANK, LTD.


                                 By: /s/ Gary Franke
                                    -----------------------------------------
                                    Title:  Vice President & Manager



                                 UNION PLANTERS NATIONAL BANK


                                 By: /s/ Elizabeth Rouse
                                    -----------------------------------------
                                    Title:  Vice President

                              COMMITMENT SCHEDULE

------------------------------------------------------           ------------
BANK                                                              COMMITMENT

Morgan Guaranty Trust Company of New York                        $ 25,800,000

Bank of America National Trust and Savings Association           $ 25,800,000

Wachovia Bank, N.A                                               $ 25,800,000

ABN AMRO Bank N.V                                                $ 19,800,000

The Bank of Nova Scotia                                          $ 19,800,000

CIBC Inc.                                                        $ 19,800,000

Deutsche Bank AG, New York and/or Cayman Islands Branch          $ 19,800,000

First Union National Bank                                        $ 19,800,000

SunTrust Bank, Nashville, N.A                                    $ 19,800,000

The Northern Trust Company                                       $ 19,800,000

Banca Nazionale del Lavoro S.p.A, New York Branch                $ 12,000,000

The Bank of New York                                             $ 12,000,000

The Bank of Tokyo-Mitsubishi, Ltd., Atlanta Agency               $ 12,000,000

First American National Bank                                     $ 12,000,000

KBC Bank N.V                                                     $ 12,000,000

The Sumitomo Bank, Ltd.                                          $ 12,000,000

Union Planters National Bank                                     ------------
                                                                 $ 12,000,000

TOTAL                                                            $300,000,000


                                PRICING SCHEDULE

Each of "CD MARGIN", "EURO-DOLLAR MARGIN" and "FACILITY FEE RATE" means, for any date, the rates set forth below in the row opposite such term and in the column corresponding to the "PRICING LEVEL" that applies at such date:


-------------------------------------------------------------------------------------------------------------
                        Level I            Level II          Level III         Level IV          Level V
-------------------------------------------------------------------------------------------------------------

CD Margin                  0.285%           0.325%            0.350%            0.400%            0.575%
-------------------------------------------------------------------------------------------------------------
Euro-Dollar
Margin                     0.160%           0.200%            0.225%            0.275%            0.450%
-------------------------------------------------------------------------------------------------------------
Facility Fee
Rate                       0.090%           0.100%            0.125%            0.175%            0.250%
-------------------------------------------------------------------------------------------------------------

     For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

     "LEVEL I PRICING" applies at any date if, at such date, the Borrower's long-term debt is rated A- or higher by S&P OR A3 or higher by Moody's.

     "LEVEL II PRICING" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BBB+ or higher by S&P OR Baa1 or higher by Moody's and
(ii) Level I Pricing does not apply.

     "LEVEL III PRICING" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BBB or higher by S&P OR Baa2 or higher by Moody's and (ii) neither Level I Pricing nor Level II Pricing applies.

     "LEVEL IV PRICING" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BBB- or higher by S&P OR Baa3 or higher by Moody's and
(ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

     "LEVEL V PRICING" applies at any date if, at such date, no other Pricing Level applies.

     "PRICING LEVEL" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V applies at any date.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

     If the Borrower is split-rated and the ratings differential is one level, the higher of the two ratings will apply (E.G. A-/Baa1 results in Level I Pricing and BBB/Baa3 results in Level III Pricing). If the Borrower is split-rated and the ratings differential is more than one level, the average of the two ratings (or the higher of two intermediate ratings) shall be used (E.G. A-/Baa3 results in Level II Pricing and BBB+/Baa3 results in Level III Pricing).

                                                                       EXHIBIT A

                                      NOTE

                                                              New York, New York
                                                                          , 1998

     For value received, Thomas & Betts Corporation, a Tennessee corporation (the "BORROWER"), promises to pay to the order of ___________________________ (the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement to make a payment when due in respect of the Loans evidenced hereby.

     This note is one of the Notes referred to in the Five-Year Credit Agreement dated as of July 1, 1998 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                   THOMAS & BETTS CORPORATION



                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:

                         LOANS AND PAYMENTS OF PRINCIPAL




          Amount of   Type of    Principal        Amount of       Notation
Date        Loan        Loan      Repaid        Maturity Date      Made By
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

                                                                       EXHIBIT B

                       FORM OF MONEY MARKET QUOTE REQUEST

                                                [Date]

To:   Morgan Guaranty Trust Company of New York
      (the "AGENT")

From: Thomas & Betts Corporation

Re: Five-Year Credit Agreement (the "CREDIT AGREEMENT") dated as of July 1, 1998 among the Borrower, the Banks listed on the signature pages thereof and the Agent

      We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________


Principal Amount(1)                              Interest Period(2)
-------------------                              ------------------
$



     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate].
[The applicable base rate is the London Interbank Offered Rate.]

     Terms used herein have the meanings assigned to them in the Credit
Agreement.

                                   THOMAS & BETTS CORPORATION



                                   By:
                                      ----------------------------------
                                        Name:
                                        Title:

----------------
     1 Amount must be $10,000,000 or a larger multiple of $1,000,000.

     2 Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                       EXHIBIT C

                   FORM OF INVITATION FOR MONEY MARKET QUOTES

To:  [Name of Bank]

Re: Invitation for Money Market Quotes to Thomas & Betts Corporation (the "BORROWER")

     Pursuant to Section 2.03 of the Five-Year Credit Agreement dated as of July 1, 1998 among the Borrower, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                   ---------------


Principal Amount                               Interest Period
----------------                               ---------------
$


     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

     Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

                                   MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK

                                   By:
                                       --------------------------------
                                           Authorized Officer

                                                                       EXHIBIT D

                           FORM OF MONEY MARKET QUOTE

To:  Morgan Guaranty Trust Company of New York, as Agent

Re:  Money Market Quote to Thomas & Betts Corporation (the "BORROWER")

     In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank: ________________________________

2.   Person to contact at Quoting Bank: ________________________________

3.   Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


Principal          Interest          Money Market
Amount**           Period***         [Margin****] [Absolute Rate*****]
---------          ---------         ----------------------------------
$

$

[Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $________.]**

----------

*    As specified in the related Invitation.

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

                      (notes continued on following page)

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Five-Year Credit Agreement dated as of July 1, 1998 among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                   Very truly yours,

                                   [NAME OF BANK]

Dated:                             By:
                                      ---------------------------------
                                              Authorized Officer

----------
*** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                     EXHIBIT E-1

                                   OPINION OF
                         MILBANK, TWEED, HADLEY & MCCLOY
                            SPECIAL NEW YORK COUNSEL
                                  FOR BORROWER

                                                                [Effective Date]

Each of the Banks party
to the Credit Agreement
referred to below

Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York

Ladies and Gentlemen:

     We have acted as special New York counsel to Thomas & Betts Corporation, a corporation organized under the laws of Tennessee (the "BORROWER"), in connection with the Five-Year Credit Agreement dated as of July 1, 1998 (the "CREDIT AGREEMENT") among the Borrower, the lenders named therein and Morgan Guaranty Trust Company of New York, as Agent (in such capacity, the "AGENT"), providing for loans to be made by said lenders to the Borrower in an aggregate principal amount at any time outstanding not exceeding $300,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 3.01(c) of the Credit Agreement.

     In rendering the opinions expressed below, we have examined the Credit Agreement and the Notes (collectively, the "CREDIT DOCUMENTS") and such corporate records of the Borrower and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement or certificates of appropriate representatives of the Borrower.


                                      E-1-1

     In rendering the opinions expressed below, we have assumed, with respect to the Credit Documents, that:

    (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except, to the extent provided below, as to the Borrower) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

    (ii)  all signatories to such documents have been duly authorized; and

    (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

     Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each Credit Document constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

     The foregoing opinions are subject to the following comments and qualifications:

     (A) The enforceability of Section 9.03(b) of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or wilful or unlawful conduct.

     (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

     (C) We express no opinion as to the second sentence of Section 9.09 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents.


                                    E-1-2

     The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

     This opinion letter is, pursuant to Section 3.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Borrower and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                   Very truly yours,











                                    E-1-3

                                                                     EXHIBIT E-2

                   [Letterhead of Thomas & Betts Corporation]

                                                                [Effective Date]

Each of the Banks party
to the Credit Agreement
referred to below

Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York

Ladies and Gentlemen:

     I am Vice President - General Counsel and Secretary of Thomas & Betts Corporation, a corporation organized under the laws of Tennessee (the "BORROWER"), and I, or attorneys under my supervision, have acted as counsel to the Borrower in connection with the Five-Year Credit Agreement dated as of July 1, 1998 (the "CREDIT AGREEMENT") among the Borrower, the Banks party thereto and Morgan Guaranty Trust Company of New York, in its capacity as agent for said Banks (the "AGENT"), providing for, among other things, the making of loans by the Banks in an aggregate principal amount up to $300,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

     In rendering the opinions expressed below, we have examined such corporate records and documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement and the Notes and certificates of appropriate representatives of the Borrower.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

          1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Tennessee, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          2. Each of the Credit Agreement and the Notes has been duly authorized, executed and delivered by the Borrower. The execution, delivery and performance by the Borrower of each Credit Document are within the Borrower's corporate powers, (i) have been duly authorized by all necessary corporate action on the part of the Borrower, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official (other than as may be required of any particular Bank) and (iii) do not contravene or constitute a default under (x) any provision of any law or regulation applicable to the Borrower, (y) the charter or by-laws of the Borrower or (z) any instrument or agreement evidencing or governing Material Debt of the Borrower or any of its Significant Subsidiaries known to me or any material agreement, judgment, injunction, order, decree or other instrument known to me to be binding upon the Borrower, or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Significant Subsidiaries under any of the foregoing.

          3. To the best of our knowledge, there is no action, suit or proceeding pending against, or threatened against or affecting, the Borrower or any of its Significant Subsidiaries before any court or arbitrator or any governmental body, agency or official, which could reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement and the Notes.

     The foregoing opinions are limited to matters involving the federal laws of the United States and the laws of the State of Tennessee, and we do not express any opinion as to the laws of any other jurisdiction.

     This opinion letter is provided to you pursuant to Section 3.01(c) of the Credit Agreement, and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

                                   Very truly yours,


                                      E-2-2

                                                                       EXHIBIT F

                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENT

                                           [Effective Date]

To the Banks and the Agent
Referred to Below
c/o Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     We have participated in the preparation of the Five-Year Credit Agreement (the "CREDIT AGREEMENT") dated as of July 1, 1998 among Thomas & Betts Corporation, a Tennessee corporation (the "BORROWER"), the banks listed on the signature pages thereof (the "BANKS") and Morgan Guaranty Trust Company of New York, as Agent (the "AGENT"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to
Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as the foregoing opinion involves matters governed by the laws of Tennessee, we have relied, without independent investigation, upon the opinion of Jerry Kronenberg, a copy of which has been delivered to you. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or by any other person without our prior written consent.

                                Very truly yours,

                                                                       EXHIBIT G

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "ASSIGNOR"), [ASSIGNEE] (the "ASSIGNEE") and THOMAS & BETTS CORPORATION (the "BORROWER").

                               W I T N E S S E T H

     WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Five-Year Credit Agreement dated as of July 1, 1998 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and Morgan Guaranty Trust Company of New York, as Agent (the "CREDIT AGREEMENT");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

     WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and
(ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(1) It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     [SECTION 4. CONSENT OF THE BORROWER. This Agreement is conditioned upon the consent of the Borrower pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

     SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

--------------
          (1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

     SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                       [ASSIGNOR]


                                       By:____________________________________
                                           Name:
                                           Title:


                                       [ASSIGNEE]


                                       By:____________________________________
                                           Name:
                                           Title:


                                       THOMAS & BETTS CORPORATION


                                       By:____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT H

                              DESIGNATION AGREEMENT

                       dated as of ________________, _____

     Reference is made to the Five-Year Credit Agreement dated as of July 1, 1998 (as amended from time to time, the "CREDIT AGREEMENT") among Thomas & Betts Corporation, a Tennessee corporation (the "BORROWER"), the banks party thereto (the "BANKS") and Morgan Guaranty Trust Company of New York, as Agent (the "AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _________________ (the "DESIGNATOR") and ________________ (the "DESIGNEE")
agree as follows:

     1. The Designator designates the Designee as its Designated Lender under the Credit Agreement and the Designee accepts such designation.

     2. The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Designee confirms that it is an Eligible Designee; appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designee is obligated to deliver or has the right to receive thereunder; and acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement, and agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 9.05(b) of the Credit Agreement.

     4. The Designee confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Article 4 or delivered pursuant to Article 5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; agrees that it will, independently and without reliance upon the Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement. The Designee acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as provided in Section 9.07(a) thereof).

     5. Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Borrower, it will be delivered to the Agent for its consent. This Designation Agreement shall become effective when the Agent consents hereto or on any later date specified on the signature page hereof.

     6. Upon the effectiveness hereof, (a) the Designee shall have the right to make Loans or portions thereof as a Bank pursuant to Section 2.01 or 2.03 of the Credit Agreement and the rights of a Bank related thereto and (b) the making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.

     7. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date(2):______ , ____

                                       [NAME OF DESIGNATOR]


                                       By:____________________________________
                                           Name:
                                           Title:


                                       [NAME OF DESIGNEE]


                                       By:____________________________________
                                           Name:

--------------
          (2) This date should be no earlier than the date of the Agent's consent hereto.

     The undersigned consent to the foregoing designation.

                                       THOMAS & BETTS CORPORATION


                                       By:____________________________________
                                           Name:
                                           Title:


                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent


                                       By:____________________________________
                                           Name:
                                           Title:

                           CROSS-REFERENCE TARGET LIST

     NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT APPEAR IN
                           THE TARGET PULL-DOWN LIST.
      (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION                        TARGET NAME     ARTICLE/SECTION                       TARGET NAME
---------------                        -----------     ---------------                       -----------
1...........................................def.art    5.........................................covenants
1.01........................................def.sec    5.01(c)............................del.fin.statmnts
1.02..............................acct.term.def.sec    5.01(f)..............................copy.regis.bor
1.03...................................type.bor.sec    5.09.........................................neg.pl
                                                       5.09(g)............................l.ord.course.bor
2..........................................cred.art    ?........................................l.cash.bor
2.01................................commit.lend.sec    5.09(h)..............................l.not.perm.bor
2.02(a)................................domestic.bor
2.02(b)...............................aggregate.bor    6..........................................defaults
2.02(c)...........................bear.interest.bor    6.01.................................events.default
2.02(d)................................duration.bor
2.03...............................mon.mark.bor.sec    7...........................................agt.art
2.03(a).............................mon.mark.option    7.01...............................appt.auth.sec.ag
2.03(b)..........................mon.mark.quote.req    7.02...............................agt.affil.sec.ag
2.03(c)..............................invit.mon.mark    7.03.................................act.agt.sec.ag
2.03(d)............................sub.cont.mon.mar    7.04................................cons.exp.sec.ag
2.03(d)(i)......................................ebm    7.05................................liab.agt.sec.ag
2.03(d)(ii).....................................emm    7.06...................................indem.sec.ag
2.03(d)(ii)(C)..................................lib    7.07................................cred.dec.sec.ag
2.03(d)(iii)...................................ammr    7.08.................................suc.agt.sec.ag
2.03(e).......................terms.not.bor.mon.mar    7.09.................................agt.fee.sec.ag
2.03(f)...............................accep.not.bor
2.03(g).................................alloc.agent    8.................................change.circum.art
2.04.........................not.bank.fund.loan.art    8.01...............................det.int.inad.sec
2.04(a)...........................after.rec.not.bor    8.01(a).................................ad.ref.bank
2.04(b)................................not.later.12    8.01(b)....................................50%.more
2.04(c)......................unaud.cons.descrip.bor    8.02....................................illegal.sec
2.06.................................matur.loan.sec    8.03..................................incr.cost.sec
2.06(a)..............................each.comm.loan    8.03(a).................................on.aft.date
2.06(b)...........................each.mon.mar.loan    8.03(b)..................................after.date
2.07..............................interest.rate.sec    8.03(c).................................bank.prompt
2.07(a)................................ea.base.rate    8.04......................................taxes.sec
2.07(b)..................................ea.cd.loan    8.04(a)...................................foll.mean
2.07(c)................................ea.euro.doll    8.04(b)...............................acct.any.bank
2.07(d)................................an.over.prin    8.04(c).................................ind.ea.bank
2.07(e)...............................ea.libor.loan    8.04(d)................................juris.out.us
2.07(f).................................applic.here    8.04(e)..............................fail.prov.form
2.07(g).................................ea.ref.bank    8.04(f).................................pay.add.amt
2.08..............................meth.elect.ir.sec    8.05...............................brl.sub.afrl.sec
2.08(a)...............................incl.comm.bor
2.08(b)................................not.ir.elect    9..........................................misc.art
2.08(c)................................cont.thereof    9.01....................................notices.sec
2.08(d)...............................not.ent.elect    9.01(a).................................cas.bor.agt
2.08(e)................................if.conv.diff    9.01(b)....................................cas.bank
2.09.......................................fees.sec    9.01(c)...................................cas.party
2.10.................................term.reduc.sec    9.02..................................no.waiver.sec
2.10(a)...........................bor.three.dom.day    9.03..................................bor.pay.agent
2.10(b)...............................com.term.date    9.03(a)................................bor.pay.full
2.11.................................opt.prepay.sec    9.03(b)...................................bor.agree
2.11(a)......................................firate    9.04..............................share.set.off.sec
2.11(b).................................one.dom.day    9.04(a)...................................event.def
2.11(c)..............................bor.not.prepay    9.04(b).................................bank.agrees
2.12...............................gen.prov.pay.sec    9.05.............................amend.and.waiv.sec
2.12(a).................................pay.prin.12    9.05(a)................................signed.banks
2.12(b)................................ass.pay.full    9.05(b)...........................signed.desig.lend
2.13................................fund.losses.sec    9.06...........................succ.part.assign.sec
2.14..............................comp.int.fees.sec    9.06(a)...................................prov.bind
2.05......................................notes.sec    9.06(b)...................................part.intr
2.05(a)...................................sing.note    9.06(c)............................bank.assign.bank
2.05(b)....................................sep.note    9.06(d).........................bank.portion.rights
2.05(c)................................note.to.bank    9.06(e).................................no.entitled
2.15.....................................reg.d.comp    9.07.....................................desig.lend
2.16............................opt.increase.commit    9.07(a).................................elect.desig
                                                       9.07(b)............................not.inst.against
3........................................conditions    9.08.................................no.rel.mar.stk
3.01..................................effectiveness    9.09....................................gov.law.sec
3.01(a).....................................rec.eff    9.10.............................counter.effect.sec
4.........................................reps.wars    9.11................................confidentiality
4.10.............................noreg.rest.sec.bor    ?.....................................waiv.jury.sec

ARTICLE/SECTION                        TARGET NAME     ARTICLE/SECTION                       TARGET NAME
---------------                        -----------     ---------------                       -----------








                                     H-2